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                                                                     EXHIBIT 5.1


                            OPINION OF LEGAL COUNSEL

                        [Troutman Sanders LLP Letterhead]

                                August 20, 2001

Arris Group, Inc.
11450 Technology Circle
Duluth, Georgia 30097

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the filing with the Securities and Exchange Commission ("SEC") of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 800,000 shares of Common Stock, $0.01 par value, (the "Shares"), to be issued in connection with the Broadband Parent Corporation Employee Stock Purchase Plan, dated April 9, 2001, as amended (the "Benefit Plan"). This opinion is being provided at your request for inclusion in the Registration Statement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Benefit Plan (including the maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

         The opinions set forth herein are limited to the Delaware General Corporation Law (including the relevant statutory provisions, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws). We are not opining as to any other laws of the State of Delaware (including, but not limited to, "blue sky" or other state securities laws) or as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; provided, however, that such consent does not constitute
(1) a consent under Section 7 of the Act or (2) any indication (a) that we have certified any part of the Registration Statement or (b) that we otherwise, by virtue of the giving of this opinion, come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC promulgated with respect thereto.


                                                     Very truly yours,

                                                     /s/ Troutman Sanders LLP